UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

DTE Energy Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945	COMPANY #
DTE Energy ANNUAL MEETING OF SHAREHOLDERS Thursday, May 3, 2012 10:00 a.m. EDT DTE Energy Building One Energy Plaza Detroit, Michigan 48226
Directions to the DTE Energy Annual Meeting are available in the proxy statement which can be viewed at www.ematerials.com/dte

Important Notice Regarding the Availability of Proxy Materials for the

DTE Energy Shareholder Meeting to be Held on May 3, 2012.

This Notice is hereby given that the Annual Meeting of Shareholders of DTE Energy will be held at the DTE Energy Building, One Energy Plaza, Detroit, Michigan 48226 on Thursday, May 3, 2012 at 10:00 a.m. EDT.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Company’s 2012 proxy statement and Annual Report on Form 10-K are available to view at

If you want to receive a paper copy or an e-mail with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please see the reverse side of this notice on how to receive a paper or email copy.

ADMISSION TICKET

If you wish to attend the annual meeting, this notice also serves as your admission ticket. This admission ticket and a government-issued photo identification card such as a driver’s license, state identification card or passport will be required to enter the meeting.

Matters intended to be acted upon at the meeting are listed below.

The Board of Directors recommends that you vote FOR the following proposals:	The Board of Directors recommends that you vote AGAINST the following proposals:

1.       Election of Directors

2.       Ratify Independent Registered Public Accounting Firm PricewaterhouseCoopers LLP

3.       Advisory Vote to Approve Executive Compensation

4.       Management Proposal to Amend the DTE Energy 2006 Long-Term Incentive Plan

5. Shareholder Proposal Regarding Political Contributions 6. Shareholder Proposal Regarding Greenhouse Gas Emissions

THIS IS NOT A FORM FOR VOTING

You may immediately vote your proxy on the Internet at:

• •

Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. EDT on May 2, 2012.

Please have this Notice and the last four digits of your Social Security Number or Tax ID Number available. Follow the instructions to vote your proxy.

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To Request Paper Copies of the Proxy Materials, which include the Proxy Card,

Proxy Statement and Annual Report on Form 10-K, Please Contact us via:

Internet – Access the Internet and go to Follow the instructions to log in, and order copies.

Telephone – Call us free of charge at 866-697-9377 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.

Email – Send us an email at with “dte Materials Request” in the subject line. The email must include:

•	The 3-digit company # and the 11-digit control # located in the box in the upper right hand corner on the front of this notice.

•	Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.

•	If you choose email delivery you must include the email address.

•	If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Tax ID number in the email.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 19, 2012.

Important Information about the Notice of Proxy Materials

This notice regarding the online availability of proxy materials (Notice) is provided to certain shareholders in place of the printed materials for the upcoming Annual Meeting of Shareholders.

Information about the Notice:

In 2007, the Securities and Exchange Commission adopted a voluntary rule permitting Internet-based delivery of proxy materials. Companies can now send Notices, rather than printed proxy materials, to shareholders. This will help lower mailing, printing and storage costs for the company, while minimizing environmental impact. This Notice contains specific information regarding the annual shareholder meeting, proposals to be considered at the meeting and the internet site where the proxy materials may be found.

To view the proxy materials online:

Please refer to the instructions in this Notice on how to access and view the proxy materials online, including the proxy card, annual report on Form 10-K and proxy statement.

To receive paper copies of the proxy materials:

Please refer to the instructions in this Notice on how to request paper copies of proxy materials via phone, email or Internet. You will not otherwise receive a paper or email copy of the proxy materials.